NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0162 Dated December 10, 1996    Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                 File number:  333-7229
Prospectus Supplement dated November 8, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  40,000,000.00
Issue Price:                            100.000%     $  40,000,000.00
Commission or Discount:                   0.110%     $      44,000.00
Proceeds to Company:                     99.890%     $  39,956,000.00

Agent:                            PaineWebber Incorporated, as Agent


Original Issue Date:              December 17, 1996
Stated Maturity Date:             December 17, 2003


Cusip #:                          63858R-EG-2
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750
Index maturity:                   90 Days

Spread:                           + 35.0 bps


Initial Interest Rate:            To be determined on December 13, 1996

Interest Reset Period:            Quarterly, commencing on March 17, 1997

Interest Reset Dates:             17th of March, June, September, and
                                  December


Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           17th of March, June, September, and
                                  December, commencing on March 17, 1997

Maximum Interest Rate:            In no event shall the Interest Rate so
                                  determined exceed 9.5%.


May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No